HIGHLAND INCOME FUND

(the “Fund”)

Supplement dated September 26, 2022 to the Fund’s Prospectus and Statement of Additional

Information (“SAI”), each dated June 26, 2019, as supplemented from time to time

This supplement provides new and additional information beyond that contained in the Prospectus and the SAI and should be read in conjunction with the Prospectus and the SAI. Capitalized terms and certain other terms used in this supplement, unless otherwise defined in this supplement, have the meanings assigned to them in the Prospectus and the SAI.

Effective September 23, 2022, the investment adviser to the Fund changed its name from “Highland Capital Management Fund Advisors, L.P.” to “NexPoint Asset Management, L.P.”

Accordingly, as of the date of this supplement, the following disclosure changes will take effect:

(1)	All references to “Highland Capital Management Fund Advisors, L.P.” and “HCMFA” in the Prospectus and SAI will be replaced with “NexPoint Asset Management, L.P.” and “NexPoint”, respectively.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE

PROSPECTUS AND SAI FOR FUTURE REFERENCE.